UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023 (the “Effective Date”), the board of directors (the “Board”) of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Adrienne L. Graves, Ph.D., to serve as a member of the Board, effective immediately. Dr. Graves was designated as a Class I member of the Board to serve until the 2024 annual meeting of the stockholders of the Company and thereafter until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Dr. Graves, age 69, served as President and Chief Executive Officer of Santen Inc., the United States subsidiary of a publicly traded Japanese pharmaceutical company, from 2002 to 2010, and previously served as Senior Vice President of Worldwide Clinical Development (U.S., Europe, and Japan), from 1995 to 2002. Dr. Graves has served as a member of the boards of directors of Nicox S.A., a French ophthalmology company, since 2014 and Greenbrook TMS Inc., a Canadian neurology and medical device company, since 2018. Previously, Dr. Graves served as a member of the board of directors of IVERIC bio, Inc., a biopharmaceutical company, from December 2018 to July 2023, including serving as the chairman of IVERIC’s board from May 2021 to July 2023; Oxurion NV, a Belgian biopharmaceutical company, from October 2018 until March 2023; Akorn Inc., a pharmaceutical company, from March 2012 until December 2018; and TearLab Corporation (now Trukera Medical), a biopharmaceutical company, from April 2005 until January 2018. Dr. Graves received an A.B. in psychology from Brown University and a Ph.D. in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

There are no arrangements or understandings between Dr. Graves and any other person pursuant to which she was elected as a director. There are no transactions in which Dr. Graves has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended. In accordance with the Company’s non-employee director compensation policy, the Company will compensate Dr. Graves in the same manner as the Company’s other non-employee directors. Information concerning the current compensation of the Company’s directors is set forth in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2023. Accordingly, Dr. Graves received, upon her election to the Board, an option to purchase 72,000 shares of common stock of the Company at an exercise price of $5.04 per share, the closing price per share of the Company’s common stock on the Nasdaq Global Market on the Effective Date, and a restricted stock unit award for 24,000 shares of common stock of the Company.

In connection with her election, Dr. Graves has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-196932) filed with the SEC on June 20, 2014. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Graves for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: July 12, 2023	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer